                          STOCK SUBSCRIPTION AGREEMENT

                                      AMONG

                         INSIGNIA FINANCIAL GROUP, INC.

                                       and

                           THE PURCHASERS NAMED HEREIN




                          Dated as of February 9, 2000

                                Table of Contents
                                                                                                      Page
                                                                                                      ----
ARTICLE I   DEFINITIONS.................................................................................1
   1.1.    Definitions..................................................................................1
   1.2.    Terms Generally..............................................................................7

ARTICLE II PURCHASE, SALE AND EXCHANGE OF SHARES........................................................7
   2.1.    Agreement to Purchase and Sell...............................................................7
   2.2.    Sale Closing.................................................................................7

ARTICLE III   REPRESENTATION AND WARRANTIES OF THE COMPANY..............................................8
   3.1.    Organization; Power; Qualification...........................................................8
   3.2.    Capitalization...............................................................................8
   3.3.    Subsidiaries.................................................................................9
   3.4.    Authorization................................................................................9
   3.5.    No Violation; Consents.......................................................................9
   3.6.    Compliance with Law; Governmental Approvals.................................................10
   3.7.    Litigation..................................................................................10
   3.8.    SEC Documents, Financial Statements.........................................................11
   3.9.    Debt and Contingent Obligations.............................................................12
   3.10.   Tax Returns and Payments....................................................................12
   3.11.   ERISA.......................................................................................12
   3.12.   Absence of Defaults.........................................................................13
   3.13.   Environmental Matters.......................................................................13
   3.14.   Material Contracts..........................................................................15
   3.15.   Titles to Properties........................................................................15
   3.16.   Insurance...................................................................................15
   3.17.   Employee Relations..........................................................................15
   3.18.   Material Disclosure.........................................................................15
   3.19.   No Broker...................................................................................16
   3.20.   Intellectual Property Matters...............................................................16
   3.21.   Minute Books................................................................................16
   3.22.   Liens.......................................................................................16
   3.23.   Government Regulation.......................................................................16
   3.24.   Financial Statements........................................................................16

ARTICLE IV  REPRESENTATIONS AND WARRANTIES OF THE PURCHASERS...........................................17
   4.1.   Organization; Authorization..................................................................17
   4.2.   No Violation; Consents.......................................................................17
   4.3.   Funds........................................................................................18
   4.4.   Status.......................................................................................18
   4.5.   Investment Representation....................................................................18
   4.6.   No Broker....................................................................................18
   4.7.   Litigation...................................................................................18


                                                    i

ARTICLE V   COVENANTS OF THE COMPANY...................................................................19
   5.1.    Securities Compliance.......................................................................19

ARTICLE VI   ADDITIONAL AGREEMENTS OF THE PARTIES......................................................19
   6.1.    Restrictive Legend..........................................................................19

ARTICLE VII   CONDITIONS TO THE SALE CLOSING...........................................................20
   7.1.    Conditions to Obligations of the Purchasers.................................................20
   7.2.    Conditions to Obligations of the Company....................................................22

ARTICLE VIII   MISCELLANEOUS...........................................................................22
   8.1.    Survival of Representations, Warranties and Agreements......................................22
   8.2.    Notices.....................................................................................23
   8.3.    Complete Agreement..........................................................................23
   8.4.    Binding Notice of Agreement; No Third Party Beneficiary.....................................23
   8.5.    Modifications, Amendments and Waivers.......................................................24
   8.6.    Counterparts................................................................................24
   8.7.    Expenses....................................................................................24
   8.8.    Indemnification.............................................................................24
   8.9.    Nominee; Benefits...........................................................................26
   8.10.   Governing Law...............................................................................26
   8.11.   Headings....................................................................................26
   8.12.   Severability................................................................................26
   8.13.   Assignment..................................................................................26


EXHIBITS
--------
Exhibit A         Form of Certificate of Designation
Exhibit B         Form of Registration Rights Agreement
Exhibit C         Form of Opinion of Proskauer Rose LLP

SCHEDULES
---------
Schedule 2.2(b)   Wire Transfer Instructions
Schedule 3.1      Company and Subsidiaries
Schedule 3.2      Capitalization
Schedule 3.7      Litigation
Schedule 3.9      Debt and Contingent Obligations
Schedule 3.11     Employee Benefit Plans
Schedule 3.14     Material Contracts

                          STOCK SUBSCRIPTION AGREEMENT


     STOCK SUBSCRIPTION AGREEMENT (the "Agreement"), dated as of February 9, 2000, by and among Insignia Financial Group, a Delaware corporation (the "Company"), and the Purchasers specified on the signature pages to this Agreement (the "Purchasers").

     WHEREAS, the Company desires to issue and sell 250,000 shares of Preferred Stock (for an aggregate purchase price of $25,000,000); and

     WHEREAS, the Purchasers desire to subscribe for and purchase the securities described above upon the terms and subject to the conditions specified herein (the "Sale Transaction").

     NOW, THEREFORE, in consideration of the premises and the mutual covenants and agreements set forth herein, the parties hereto agree as follows:


                                    ARTICLE I

                                   DEFINITIONS

     1.1. Definitions. As used in this Agreement, the following terms shall have the following meanings:

     "Actual Knowledge" means information actually known to Andrew L. Farkas, Chairman of the Board and Chief Executive Officer; James A. Aston, Chief Financial Officer; Ronald Uretta, Chief Operating Officer and Treasurer; Adam B. Gilbert, General Counsel and Secretary; or Stephen Siegel, President, or any other individual hereafter holding the office of the Company currently held by such individuals, in each case at the date of determination.

     "Affiliate" means, with respect to any Person, any other Person (other than a Subsidiary of such first Person) which directly or indirectly through one or more intermediaries, controls, or is controlled by, or is under common control with, such first Person or any of its Subsidiaries.

     "Applicable Law" means in respect of any Person all provisions of constitutions, statutes, laws, rules, treaties, regulations and orders of all Governmental Authorities and all orders and decrees of all courts and arbitrators applicable to such Person.

     "Blue Sky Laws" means the state securities and takeover laws.

     "Capital Lease" means, with respect to the Company and its Subsidiaries, any lease of any property that is, in accordance with GAAP, classified and accounted for as a capital lease on a Consolidated balance sheet of the Company and its Subsidiaries.

     "Capital Stock" means any and all shares, interests, participations or other equivalents (however designated) of corporate stock or any and all equivalent ownership interests in a Person (other than a corporation).

     "Certificate of Designation" means the Certificate of Designation of Convertible Preferred Stock, attached hereto as Exhibit A, filed with the Secretary of State of the State of Delaware on February 9, 2000.

     "Code" means the Internal Revenue Code of 1986, and the rules and regulations thereunder, each as amended or supplemented from time to time.

     "Common Stock" means the common stock, par value $.01 per share, of the Company.

     "Consolidated" means, when used with reference to financial statements or financial statement items of the Company and its Subsidiaries, such statements or items on a consolidated basis in accordance with applicable principles of consolidation under GAAP.

     "Contingent Obligation" means, with respect to any Person, without duplication, any obligation, contingent or otherwise, of such Person pursuant to which such Person has directly or indirectly guaranteed any Debt or other material asserted payment obligation of any other Person and, without limiting the generality of the foregoing, any obligation, direct or indirect, contingent or otherwise, of such first Person (a) to purchase or pay (or advance or supply funds for the purchase or payment of) such Debt or other obligation (whether arising by agreement to keep well, to purchase assets, goods, securities or services or to take-or-pay) or (b) entered into for the purpose of assuring in any other manner the obligee of such Debt or other obligation of the payment thereof or to protect such obligee against loss in respect thereof (in whole or in part); provided that the term Contingent Obligation shall not include (i) endorsements for collection or deposit in the ordinary course of business and
(ii) earn-out obligations (which are included in Debt).

     "Debt" means, with respect to the Company and its Subsidiaries at any date and without duplication, the sum of the following calculated in accordance with
GAAP: (a) all Debt for Money Borrowed, (b) all obligations to pay the deferred purchase price of property or services of any such Person, except trade payables arising in the ordinary course of business not more than ninety (90) days past due, (c) all Debt of any Person secured by a Lien on any asset of the Company and its Restricted Subsidiaries, (d) all Contingent Obligations of any such Person with respect to Debt, (e) the Company's reasonable estimate of the aggregate liability of the Company and its Restricted Subsidiaries with respect to all earn-out obligations and (f) all net obligations incurred by any such Person pursuant to Hedging Agreements.

     "Debt for Money Borrowed" means, with respect to the Company and its Restricted Subsidiaries at any date and without duplication, the sum of the following calculated in accordance with GAAP: (a) all liabilities, obligations and indebtedness for borrowed money, including, but not limited to, obligations evidenced by bonds, debentures, notes or other similar instruments of any Person, (b) all obligations of any Person as lessee under Capital Leases, (c) all

Contingent Obligations of any such Person with respect to Debt for Money Borrowed, and (d) all obligations, contingent or otherwise, of any such Person relative to the face amount of letters of credit, whether or not drawn, and banker's acceptances issued for the account of any such Person.

     "Employee Benefit Plan" means any employee benefit plan within the meaning of Section 3(3) of ERISA which (a) is maintained for employees of the Company or any ERISA Affiliate or (b) has at any time within the preceding six years been maintained for the employees of the Company or any current or former ERISA Affiliate.

     "Environmental Laws" means any and all federal, state and local laws, statutes, ordinances, rules, regulations, permits, licenses, approvals, interpretations and orders of courts or Governmental Authorities, relating to the protection of human health or the environment, including, but not limited to, requirements pertaining to the manufacture, processing, distribution, use, treatment, storage, disposal, transportation, handling, reporting, licensing, permitting, investigation or remediation of Hazardous Materials. Environmental Laws include, without limitation, the Comprehensive Environmental Response, Compensation, and Liability Act (42 U.S.C. ss. 9601 et seq.), the Hazardous Material Transportation Act (49 U.S.C. ss. 331 et seq.), the Resource Conservation and Recovery Act (42 U.S.C. ss. 6901 et seq.), the Federal Water Pollution Control Act (33 U.S.C. ss. 1251 et seq.), the Clean Air Act (42 U.S.C. ss. 7401 et seq.), the Toxic Substances Control Act (15 U.S.C. ss. 2601 et seq.), the Safe Drinking Water Act (42 U.S.C. ss. 300, et seq.), the Environmental Protection Agency's regulations relating to underground storage tanks (40 C.F.R. Parts 280 and 281), and the Occupational Safety and Health Act (29 U.S.C. ss. 651 et seq.), analogous state statutes, and the rules and regulations promulgated under the foregoing as such statutes are amended or modified from time to time.

     "ERISA" means the Employee Retirement Income Security Act of 1974, and the rules and regulations thereunder, each as amended or modified from time to time.

     "ERISA Affiliate" means any Person which is a Restricted Subsidiary and which, together with the Company, is treated as a single employer within the meaning of Section 414(b), (c), (m) or (o) of the Code or Section 4001(b) of ERISA. For purposes of the definition of "Termination Event," and the definition of "Multiemployer Plan", however, the meaning of "ERISA Affiliate" shall be determined by disregarding the phrase "which is a Restricted Subsidiary and" in the immediately preceding sentence.

     "Financial Statements" means (a) the Consolidated balance sheet of the Borrower and its Subsidiaries as at September 30, 1999 and the related Consolidated statements of operations, stockholders' equity and cash flows for the fiscal quarter ended on such date and for the period commencing at the end of the previous Fiscal Year and ending with the end of such fiscal quarter and
(b) the Consolidated balance sheet of the Borrower and its Subsidiaries as at December 31, 1998 and the related Consolidated statements of operations, stockholders' equity and cash flows of the Borrower and its Subsidiaries for the Fiscal Year ended on such date.

     "GAAP" means generally accepted accounting principles, as recognized by the American Institute of Certified Public Accountants or the Financial Accounting Standards Board, consistently applied and maintained on a consistent basis for the Company and its Subsidiaries throughout the period indicated and consistent with the prior financial practice of the Company, provided, however, that any accounting principle or practice required to be changed by the American Institute of Certified Public Accounts or the Financial Accounting Standards Board (or other appropriate board or committee of either) in order to continue as a generally accepted accounting principle or practice may be so changed.

     "Governmental Approvals" means all authorizations, consents, approvals, licenses and exemptions of, registrations and filings with, and reports to, all Governmental Authorities.

     "Governmental Authority" means any nation, province, state or political subdivision thereof, and any government or any Person exercising executive, legislative, judicial, regulatory or administrative functions of or pertaining to government, and any corporation or other entity owned or controlled, through stock or capital ownership or otherwise, by any of the foregoing.

     "Hazardous Materials" means any substances or materials (a) which are or become defined as hazardous wastes, hazardous substances, pollutants, contaminants, chemical substances or mixtures or toxic substances under any Environmental Law, (b) which are toxic, explosive, corrosive, flammable, infectious, radioactive, carcinogenic, mutagenic or otherwise harmful to human health or the environment and are or become regulated by any Governmental Authority, (c) the presence of which require investigation or remediation under any Environmental Law, (d) the discharge or emission or release of which requires a permit or license under any Environmental Law or other Governmental Approval, (e) which are deemed by a court of law or a Governmental Authority to constitute a nuisance or a trespass or pose a health or safety hazard to persons or neighboring properties, (f) which are materials consisting of underground or aboveground storage tanks, whether empty, filled or partially filled with any substance, or (g) which contain asbestos, polychlorinated biphenyls, urea formaldehyde foam insulation, petroleum hydrocarbons, petroleum derived substances or waste, crude oil, nuclear fuel, natural gas or synthetic gas.

     "Hedging Agreement" means any agreement with respect to an interest rate swap, collar, cap or floor or a forward rate agreement or other agreement regarding the hedging of interest rate risk exposure executed in connection with hedging the interest rate exposure of the Company under the Senior Credit Agreement, and any confirming letter executed pursuant to such hedging agreement, all as amended or modified.

     "Lien" means, with respect to any asset, any mortgage, lien, pledge, charge, security interest or encumbrance of any kind in respect of such asset. For the purposes of this Agreement, a Person shall be deemed to own subject to a Lien any asset which it has acquired or holds subject to the interest of a vendor or lessor under any conditional sale agreement, Capital Lease or other title retention agreement relating to such asset.

     "Material Adverse Effect" means, with respect to the Company and its Restricted Subsidiaries, a material adverse effect on the properties, business, operations or condition (financial or otherwise) of such Persons on a Consolidated basis taken as a whole or the ability of any such Person to perform the payment or other material obligations under the Transaction

Documents to which it is a party or which would materially impair the validity or enforceability of any of the Transaction Documents against any Person party thereto, other than the Purchasers or their Affiliates.

     "Material Contract" means (a) any contract or other agreement, written or oral, of the Company or any of its Restricted Subsidiaries involving monetary liability of any such Person in an amount in excess of $1,000,000 per annum, or
(b) any other contract or agreement, written or oral, of the Company or any of its Restricted Subsidiaries the failure to comply with which could reasonably be expected to have a Material Adverse Effect.

     "Multiemployer Plan" means a "multiemployer plan" as defined in Section 4001(a)(3) of ERISA to which the Company or any ERISA Affiliate is making, or is accruing an obligation to make, contributions within the preceding six years.

     "PBGC" means the Pension Benefit Guaranty Corporation or any successor agency.

     "Pension Plan" means any Employee Benefit Plan, other than a Multiemployer Plan, which is subject to the provisions of Title IV of ERISA or Section 412 of the Code and which (a) is maintained for employees of the Company or any ERISA Affiliates or (b) has at any time within the preceding six years been maintained for the employees of the Company or any of their current ERISA Affiliates.

     "Person" means an individual, corporation, limited liability company, partnership, association, trust, business trust, joint venture, joint stock company, pool, syndicate, sole proprietorship, unincorporated organization, Governmental Authority or any other form of entity or group thereof.

     "Preferred Stock" means the Convertible Preferred Stock of the Company, par value $.01 per share, having a liquidation preference of $100.00 per share and such other rights and preferences as are set forth in the Certificate of Designation.

     "Purchase Price" has the meaning set forth in Section 2.1 hereof.

     "Registration Rights Agreement" means the Registration Rights Agreements to be entered into on the date hereof between the Company and the Purchasers, substantially in the form attached hereto as Exhibit B.

     "Registration Statement" means any registration statement of the Company covering any shares of Common Stock to be registered pursuant to the terms of the Registration Rights Agreement.

     "Restricted Subsidiary" means any Subsidiary of the Company other than an Unrestricted Subsidiary.

     "Sale Closing" has the meaning set forth in Section 2.2 hereof.

     "Sale Transaction" shall have the meaning set forth in the recitals hereto.

     "SEC" means the United States Securities and Exchange Commission.

     "SEC Documents" shall have the meaning set forth in Section 3.8 hereof.

     "Securities Act" means the Securities Act of 1933, as amended, together with the rules and regulations promulgated thereunder.

     "Securities Exchange Act" means the Securities Exchange Act of 1934, as amended, together with the rules and regulations promulgated thereunder.

     "Senior Credit Agreement" means the Credit Agreement, dated as of October 22, 1998, as amended March 19, 1999 and July 21, 1999, by and among the Borrower, the lenders party thereto and First Union National Bank, as administrative agent, and Lehman Commercial Paper, Inc., as syndication agent, and any and all agreements refinancing or refunding the Obligations (as defined therein) and all amendments, renewals, extensions and modifications thereto, including increases in amount.

     "Subsidiary" means, as to any Person, any corporation, partnership or other entity of which more than fifty percent (50%) of the outstanding capital stock or other ownership interests having ordinary voting power to elect a majority of the board of directors or other managers of such corporation, partnership or other entity is at the time, directly or indirectly, owned by such Person (irrespective of whether, at such time, capital stock or other ownership interest of any other class or classes shall have or might have voting power by reason of the happening of any contingency). Unless otherwise qualified, references to "Subsidiary" or "Subsidiaries" herein shall refer to those of the Company.

     "Termination Event" means: (a) a "Reportable Event" described in Section 4043 of ERISA for which notice has not been waived which results in a Material Adverse Effect, or (b) the withdrawal of the Company or any ERISA Affiliate from a Pension Plan during a plan year in which it was a "substantial employer" as defined in Section 4001(a)(2) of ERISA which results in a Material Adverse Effect, or (c) the institution of proceedings to terminate, or the appointment of a trustee with respect to, any Pension Plan by the PBGC which results in a Material Adverse Effect, or (d) any other event or condition which would constitute grounds under Section 4042(a) of ERISA for the termination of, or the appointment of a trustee to administer, any Pension Plan, or (e) the imposition of a Lien pursuant to Section 412 of the Code or Section 302 of ERISA which results in a Material Adverse Effect, or (f) any event or condition which results in the reorganization or insolvency of a Multiemployer Plan under Sections 4241 or 4245 of ERISA which results in a Material Adverse Effect, or
(g) any event or condition which results in the termination of a Multiemployer Plan under Section 4041A of ERISA or the institution by PBGC of proceedings to terminate a Multiemployer Plan under Section 4042 of ERISA which results in a Material Adverse Effect.

     "Transaction Documents" means, collectively, this Agreement, the Certificate of Designation and the Registration Rights Agreement, and each other document and agreement executed and delivered by the Company, its Subsidiaries or their counsel in connection with this Agreement or otherwise referred to herein or contemplated hereby.

     "Unrestricted Subsidiary" means any Subsidiary of the Company and of any other Subsidiary whose Debt and Contingent Obligations are non-recourse to the Company and its other Restricted Subsidiaries and which has been designated, in writing, by the Company as such (without such designation having been rescinded by the Company). As of the Sale Closing, the Unrestricted Subsidiaries are those set forth as such on Schedule 3.1.

     1.2. Terms Generally. Whenever the context may require, any pronoun shall include the corresponding masculine, feminine and neuter forms. The words "include", "includes" and "including" shall be deemed to be followed by the phrase "without limitation". The word "will" shall be construed to have the same meaning and effect as the word "shall". Unless the context requires otherwise
(a) any definition of or reference to any agreement, instrument or other document herein shall be construed as referring to such agreement, instrument or other document as from time to time amended, supplemented or otherwise modified (subject to any restrictions on such amendments, supplements or modifications set forth herein), (b) any reference herein to any Person shall be construed to include such Person's successors and assigns, (c) the words "herein", "hereof" and "hereunder", and words of similar import, shall be construed to refer to this Agreement in its entirety and not to any particular provision hereof, (d) all references herein to Articles, Sections, Exhibits and Schedules shall be construed to refer to Articles and Sections of, and Exhibits and Schedules to, this Agreement and (e) the words "asset" and "property" shall be construed to have the same meaning and effect and to refer to any and all tangible and intangible assets and properties, including cash, securities, accounts and contract rights.



                                   ARTICLE II
                      PURCHASE, SALE AND EXCHANGE OF SHARES

     2.1. Agreement to Purchase and Sell. Upon the terms and subject to the conditions hereinafter set forth, the Purchasers hereby, severally but not jointly, subscribe for and agree to purchase from the Company, in the amount for each Purchaser set forth below such Purchaser's name on the signature pages hereto, and the Company agrees to issue and sell to the Purchasers in such amounts, on the date hereof, an aggregate of 250,000 shares of Preferred Stock (the "Preferred Stock") for an aggregate cash price (the "Purchase Price") equal to $25,000,000.

     2.2. Sale Closing. (a) The closing of the purchase and sale of the Preferred Stock pursuant to Section 2.1 hereof (the "Sale Closing") shall take place at the time of the execution of this Agreement. The Sale Closing shall be held at the offices of Schulte Roth & Zabel LLP, 900 Third Avenue, New York, New York, or at such other place as the parties hereto shall mutually agree.

     (b) At the Sale Closing, (i) the Company shall deliver to each Purchaser, against payment of the Purchase Price therefor, one or more certificates for the shares of Preferred Stock being purchased by such Purchaser, in definitive form and registered in the name of such Purchaser or its nominee, which name shall be designated in writing at least two (2) business days prior to the Sale Closing, representing the Preferred Stock being purchased by it, (ii) the Purchasers shall deliver to the Company against delivery of the certificate or certificates representing the Preferred Stock, by wire transfer to the account set forth on
Schedule 2.2(b), the Purchase Price payable in immediately available funds, and
(iii) each party to this Agreement shall deliver to the other such other documents, instruments and writings as may be required to be delivered in accordance with this Agreement or as may be reasonably requested by such other party.


                                   ARTICLE III

                  REPRESENTATION AND WARRANTIES OF THE COMPANY

     The Company hereby represents and warrants to the Purchasers as follows:

     3.1. Organization; Power; Qualification. Each of the Company and its Subsidiaries is duly organized, validly existing and in good standing under the laws of the jurisdiction of its incorporation or formation, has the power and authority to own its properties and to carry on its business as now being and hereafter proposed to be conducted and is duly qualified and authorized to do business in each jurisdiction in which the character of its properties or the nature of its business requires such qualification and authorization, except where the failure to so qualify could not reasonably be expected to have a Material Adverse Effect. The jurisdictions in which the Company and its Subsidiaries are organized are described on Schedule 3.1.

     3.2. Capitalization. (a) Part I of Schedule 3.2 sets forth the number and par value of the shares of Capital Stock that the Company as of the date hereof is authorized to issue, has issued, has outstanding and has reserved for issuance upon conversion of or as dividends on the Preferred Stock. All the outstanding Common Stock as of the date hereof is fully paid and nonassessable. All the outstanding Common Stock has been issued in full compliance with applicable law. 1,502,600 shares of the Common Stock are held in the Company's treasury. The Common Stock is not entitled to cumulative voting rights, preemptive rights and antidilution rights, except as otherwise provided in this Agreement. The Common Stock has the preferences, voting powers, qualifications, and special or relative rights or privileges set forth in the Company's Certificate of Incorporation. Except as provided in Part II of Schedule 3.2, the Company has outstanding no option, warrant or other commitment to issue or to acquire any shares of its Capital Stock, or any securities or obligations convertible into or exchangeable for its Capital Stock, except as set forth in the Certificate of Designation, nor, has it given any Person any right to acquire from the Company or sell to the Company any shares of its Capital Stock. Except as set forth on Schedule 3.2 and in the Registration Rights Agreement, the Company has no obligation to register any of its presently outstanding securities or any of its securities which may thereafter be issued under the Securities Act.

     (b) Upon delivery of the certificate(s) representing the Preferred Stock, and payment of the Purchase Price therefor, pursuant to the Sale Transaction in accordance with the terms of this Agreement, the Company will transfer to the Purchasers good and valid title to the Preferred Stock, which Preferred Stock shall be (i) validly issued, fully paid and non-assessable, (ii) free from all preemptive rights and taxes, liens and charges with respect to the issue thereof and (iii) entitled to the rights and preferences set forth in the Certificate of Designation. A sufficient number of shares of Common Stock necessary to provide for the conversion of the Preferred Stock has been duly authorized and reserved for issuance upon conversion of or as dividends on the Preferred Stock. Upon conversion in accordance with the Certificate of Designation, such Common Stock will be validly issued, fully paid and nonassessable and free from all preemptive rights and taxes, liens and charges with respect to the issue thereof, with the holders being entitled to all rights accorded to a holder of Common Stock.

     3.3. Subsidiaries. Each Subsidiary as of the Sale Closing is listed on
Schedule 3.1. All outstanding shares or other equity interests in such Subsidiaries have been duly authorized and validly issued and, with respect to capital stock, are fully paid and nonassessable.

     3.4. Authorization. The Company has full corporate power and authority to execute and deliver this Agreement and the Registration Rights Agreement, to execute and file the Certificate of Designation and to consummate the transactions contemplated hereby and thereby in accordance with the terms hereof and thereof and to issue the Preferred Stock and the Common Stock issuable upon conversion of or as dividends on the Preferred Stock in accordance with the terms of the Certificate of Designation. The execution and delivery of this Agreement and the Registration Rights Agreement, the execution and filing of the Certificate of Designation and the issuance of the Preferred Stock and of the Common Stock issuable upon conversion of or as dividends on the Preferred Stock have been duly authorized by the Board of Directors of the Company and no other corporate proceedings on the part of the Company are necessary to approve and authorize the execution and delivery of this Agreement and the Registration Rights Agreement, the execution and filing of the Certificate of Designation, the issuance of the Preferred Stock and the Common Stock issuable upon conversion of or as dividends on the Preferred Stock and the consummation of the transactions contemplated hereby and thereby in accordance with the terms hereof and thereof. This Agreement and the Registration Rights Agreement have been duly executed and delivered by the Company, the Certificate of Designation has been duly executed and filed in accordance with the Delaware General Corporation Law and, when issued in accordance with the terms hereof, the Preferred Stock will be duly issued, and each of this Agreement, the Registration Rights Agreement and the Certificate of Designation constitute valid and binding obligations of the Company enforceable against the Company in accordance with their terms, except to the extent limited by (i) bankruptcy, insolvency, reorganization, moratorium or other similar laws now or hereafter in effect relating to creditors' rights generally and (ii) general principles of equity.

     3.5. No Violation; Consents. (a) Assuming the making or receipt of all filings, notices, registrations, consents, approvals, permits and authorizations described in the following paragraph and that the Purchasers' representations in
Article IV are true and correct, the execution and delivery of this Agreement and the Registration Rights Agreement, the execution and filing of the Certificate of Designation by the Company, the issuance of the Preferred Stock and the Common Stock issuable upon conversion of or as dividends on the Preferred Stock by the Company, the consummation of the transactions contemplated hereby, by the Registration Rights Agreement or by the Certificate of Designation, the compliance by the Company with any of the provisions hereof or of the Registration Rights Agreement or the Certificate of Designation will not (i) conflict with, violate or result in any breach of the Certificate of Incorporation, by-laws or other charter documents of the Company, (ii) result in a violation or breach of, or constitute (with or without due notice or lapse of time or both) a default or give rise to any right of termination, cancellation or acceleration under, or result in the creation of any Lien on or against any of the properties of the Company pursuant to any of the terms or conditions of any note, bond, mortgage, indenture, license, agreement or other instrument or obligation to which the Company is a party or by which any of them or any of their properties or assets may be bound, or (iii) violate any statute, law, rule, regulation, writ, injunction, judgment, order or decree of any Governmental Authority, binding on the Company or any of their properties or assets, excluding from the foregoing clauses (i) and (ii) conflicts, violations, breaches, defaults, rights of termination, cancellation or acceleration, and liens which, individually or in the aggregate, would not have a Material Adverse Effect, would not prevent or materially delay consummation of the transactions contemplated hereby and would not affect the validity of the issuance of the Preferred Stock or of the Common Stock issuable upon conversion of or as dividends on the Preferred Stock.

     (b) Except for (i) the filing of the Certificate of Designation in accordance with the Delaware General Corporation Law, (ii) applicable requirements, if any, under Blue Sky Laws, (iii) the filing of a Registration Statement as set forth in the Registration Rights Agreement, and (iv) the listing on the New York Stock Exchange of the Common Stock issuable upon conversion of and as dividends on the Preferred Stock, no filing, consent, approval, permit, authorization, notice, registration or other action of or with any Governmental Authority, is required to be made or obtained by or with respect to the Company or any of its Subsidiaries in connection with the execution and delivery of this Agreement and the Registration Rights Agreement by the Company, the issuance of the Preferred Stock and the Common Stock issuable upon conversion of or as dividends on the Preferred Stock by the Company or the consummation by the Company of the transactions contemplated hereby and thereby.

     3.6. Compliance with Law; Governmental Approvals. Each of the Company and its Subsidiaries (i) has all Governmental Approvals required by any Applicable Law for it to conduct its business, each of which is in full force and effect, is final and not subject to review on appeal and is not the subject of any pending or, to the best of its knowledge, threatened attack by direct or collateral proceedings, except for such Governmental Approvals the absence of which could not reasonably be expected to have a Material Adverse Effect and
(ii) is in compliance with each Governmental Approval applicable to it and in compliance with all other Applicable Laws relating to it or any of its respective properties, except in each case where the failure to so comply could not reasonably be expected to have a Material Adverse Effect.

     3.7. Litigation. Except for matters existing as of the Sale Closing and set forth either in the public filings of the Company with the Securities and Exchange Commission made prior to the Sale Closing or on Schedule 3.7, there are no actions, suits or proceedings pending nor, to the knowledge of the Company, threatened against or in any other way relating adversely to or affecting the Company or any Subsidiary thereof or any of their respective properties in any court or before any arbitrator of any kind or before or by any Governmental Authority which individually or in the aggregate could reasonably be expected to have a Material Adverse Effect or that seek to have, or are reasonably likely to have the effect of making illegal, materially delaying or otherwise directly or indirectly prohibiting or materially restraining or making materially more costly the Sale Transaction.

     3.8. SEC Documents, Financial Statements. (i) The Common Stock is registered pursuant to Section 12(b) of the Securities Exchange Act and the Company has filed all reports, schedules, forms, statements and other documents, together with all exhibits, financial statements and schedules thereto required to be filed by it with the SEC pursuant to the reporting requirements of the Securities Exchange Act, including material filed pursuant to Section 13(a) or 15(d), (all of the foregoing, whether heretofore or hereafter filed with the SEC, and the Registration Statement, when declared effective, being hereinafter referred to as the "SEC Documents"). The Company has not provided to the Purchasers any information which, according to applicable law, rule or regulation, should have been disclosed publicly by the Company but which has not been so disclosed, other than with respect to the transactions contemplated by this Agreement. As of their respective dates, the SEC Documents complied in all material respects with the requirements of the Securities Exchange Act or the Securities Act, as the case may be, and the rules and regulations of the SEC promulgated thereunder and other federal, state and local laws, rules and regulations applicable to such SEC Documents, and as of their respective dates, none of the SEC Documents contained any untrue statement of a material fact or omitted to state a material fact required to be stated therein or necessary in order to make the statements therein, in light of the circumstances under which they were made, not misleading. As of the date of delivery by the Purchasers of the prospectus contained in the Registration Statement in connection with sales of Common Stock by the Purchasers, such prospectus will comply in all material respects with the requirements of the Securities Act and the rules and regulations of the SEC promulgated thereunder, and other federal, state and local laws, rules and regulations applicable to such prospectus. The financial statements of the Company included (or incorporated by reference) in the SEC Documents comply as to form in all material respects with applicable accounting requirements and the published rules and regulations of the SEC or other applicable rules and regulations with respect thereto. Such financial statements have been prepared in accordance with generally accepted accounting principles ("GAAP") applied on a consistent basis during the periods involved (except (i) as may be otherwise indicated in such financial statements or the notes thereto or (ii) in the case of unaudited interim statements, to the extent they may not include footnotes or may be condensed or summary statements) and fairly present in all material respects the consolidated financial position of the Company and its Subsidiaries as of the dates thereof and the results of operations and cash flows for the periods then ended (subject, in the case of unaudited statements, to normal year-end audit adjustments).

     (ii) During the three years preceding the date hereof, the SEC has not issued an order preventing or suspending the use of any prospectus relating to the offering of any shares of Common Stock or instituted proceedings for that purpose.

     3.9. Debt and Contingent Obligations. Schedule 3.9 is a complete and correct listing of all Debt and Contingent Obligations of the Company and its Subsidiaries as of the Sale

Closing in excess of $1,000,000. The Company and its Subsidiaries have performed and are in material compliance with all of the terms of such Debt and Contingent Obligations and all instruments and agreements relating thereto.

     3.10. Tax Returns and Payments. Each of the Company and its Subsidiaries has duly filed or caused to be filed all material federal, state, local and other tax returns required by Applicable Law to be filed, and has paid, or made adequate provision for the payment of, all material federal, state, local and other taxes, assessments and governmental charges or levies upon it and its property, income, profits and assets which are due and payable (other than taxes, assessments and governmental charges or levies which are being challenged in good faith by the Company and are adequately reserved for in accordance with
GAAP). No Governmental Authority has asserted any Lien or other material claim against the Company or any Subsidiary with respect to unpaid taxes which could reasonably be expected to have a Material Adverse Effect. The charges, accruals and reserves on the books of the Company and its Subsidiaries in respect of federal, state, local and other taxes for all fiscal years and portions thereof since the organization of the Company and its Subsidiaries are in the judgment of the Company adequate, and the Company does not anticipate any additional taxes or assessments for any of such years, the result of which could reasonably be expected to have a Material Adverse Effect.

     3.11. ERISA.

    (i) Neither the Company nor any ERISA Affiliate maintains or contributes to, or has any obligation under, any Employee Benefit Plans other than those identified on Schedule 3.11;

    (ii) the Company and each ERISA Affiliate is in material compliance with all applicable provisions of ERISA and the regulations and published interpretations thereunder with respect to all Employee Benefit Plans except for any required amendments for which the remedial amendment period as defined in Section 401(b) of the Code has not yet expired. No material liability has been incurred by the Company or any ERISA Affiliate which remains unsatisfied for any taxes or penalties with respect to any Employee Benefit Plan or any Multiemployer Plan;

    (iii) No Pension Plan of the Company has been terminated, and to the knowledge of the Company no Pension Plan of any ERISA Affiliate has been terminated, nor has any accumulated funding deficiency (as defined in Section 412 of the Code) been incurred (without regard to any waiver granted under Section 412 of the Code), nor has any funding waiver from the Internal Revenue Service been received or requested with respect to any Pension Plan, nor has the Company or any ERISA Affiliate failed to make any contributions or to pay any amounts due and owing as required by Section 412 of the Code, Section 302 of ERISA or the terms of any Pension Plan prior to the due dates of such contributions under

          Section 412 of the Code or Section 302 of ERISA, nor has there been any event requiring any disclosure under Section 4041(c)(3)(C) or 4063(a) of ERISA with respect to any Pension Plan, in each case which could reasonably be expected to result in a Material
          Adverse Effect;

    (iv) Neither the Company nor any ERISA Affiliate has: (A) engaged in a nonexempt prohibited transaction described in Section 406 of the ERISA or Section 4975 of the Code, (B) incurred any liability to the PBGC which remains outstanding other than the payment of premiums and there are no premium payments which are due and unpaid, (C) failed to make a required contribution or payment to a Multiemployer Plan, or (D) failed to make a required installment or other required payment under
          Section 412 of the Code;

    (v) No Termination Event has occurred or, to the knowledge of the Company, is reasonably expected to occur; and

    (vi) No proceeding, claim, lawsuit and/or investigation (other than routine claims for benefits in the ordinary course) is existing or, to the best knowledge of the Company after due inquiry, threatened concerning or involving any (A) employee welfare benefit plan (as defined in Section 3(1) of ERISA) currently maintained or contributed to by the Company or any ERISA Affiliate or (B) Pension Plan.

     3.12. Absence of Defaults. No event has occurred or is continuing which constitutes, or which with the passage of time or giving of notice or both would constitute, a default or event of default by the Company or any Subsidiary thereof under any Material Contract or judgment, decree or order to which the Company or its Subsidiaries is a party or by which the Company or its Subsidiaries or any of their respective properties may be bound, which could reasonably be expected to have a Material Adverse Effect or which would require the Company or any of its Subsidiaries to make any payment thereunder in excess of $1,000,000 prior to the scheduled maturity date therefor.

     3.13. Environmental Matters.

    (i) To the Company's Actual Knowledge, the properties owned or managed by the Company and its Subsidiaries do not contain, and to their Actual Knowledge have not previously contained, any Hazardous Materials in amounts or concentrations which (A) constitute or constituted a violation of, or (B) could give rise to liability under, applicable Environmental Laws, in each case which could reasonably be expected to have a Material Adverse Effect;

    (ii) To the Company's Actual Knowledge, such properties and all operations of the Company and its Subsidiaries are conducted in compliance in all respects, and have been in compliance in all respects, with all applicable Environmental Laws the violation of which could reasonably be expected to have a Material Adverse Effect, and the Company and its Subsidiaries have not caused contamination at, under or about such properties or such operations which could reasonably be expected to have a Material Adverse Effect;

    (iii) Neither the Company nor any Subsidiary (a) has received any notice of violation, alleged violation, non-compliance, liability or potential liability regarding environmental matters or compliance with Environmental Laws with regard to any of their properties or their operations, or (b) have Actual Knowledge that any such notice will be received or is being overtly threatened, in each case which could reasonably be expected to have a Material Adverse Effect;

    (iv) To the Company's Actual Knowledge, the Company and its Subsidiaries have not caused Hazardous Materials to be transported or disposed of from the properties of the Company and its Subsidiaries in violation of, or in a manner or to a location which gives rise to liability under, Environmental Laws, which violation or liability could reasonably be expected to have a Material Adverse Effect, nor to the Company's Actual Knowledge have the Company and its Subsidiaries caused any Hazardous Materials to be generated, treated, stored or disposed of at, on or under any of such properties in violation of, or in a manner that could give rise to liability under, any applicable Environmental Laws which could reasonably be expected to have a Material Adverse Effect;

    (v) No judicial proceedings or governmental or administrative action is pending, or, to the Actual Knowledge of the Company, overtly threatened, under any Environmental Law to which the Company or any Subsidiary is or will be named as a party with respect to such properties or operations of the Company and its Subsidiaries conducted thereon, nor are there any consent decrees or other decrees, consent orders, administrative orders or other orders, or other administrative or judicial requirements outstanding under any Environmental Law with respect to such properties or such operations which in each case could reasonably be expected to have a Material Adverse Effect; and

    (vi) To its Actual Knowledge, neither the Company nor its Subsidiaries have caused any release, or to the Company's Actual Knowledge, the threat of release, of Hazardous Materials at or from such properties, in violation of or in amounts or in a manner that gives rise to liability under Environmental Laws, in each case which could reasonably be expected to have a Material Adverse Effect.

     3.14. Material Contracts. Schedule 3.14 sets forth a complete and accurate list of all Material Contracts of the Company and its Subsidiaries in effect as of the Sale Closing; other than as set forth in Schedule 3.14, each such Material Contract is, and after giving effect to the consummation of the transactions contemplated by the Transaction Documents will be, in full force and effect on the Sale Closing in accordance with the terms thereof. The Company and its Subsidiaries have delivered to the Purchasers a true and complete copy of each Material Contract required to be listed on Schedule 3.14 or any other Schedule hereto.

     3.15. Titles to Properties. Each of the Company and its Subsidiaries has such title to the real property owned by it as is necessary or desirable to the conduct of its business and valid and legal title to all of its personal property and assets, including, but not limited to, those reflected on the September 30, 1999 balance sheets of the Company and its Subsidiaries referred to in the Financial Statements, except those which have been disposed of by the Company or its Subsidiaries subsequent to such date which dispositions have been in the ordinary course of business or as otherwise expressly permitted hereunder.

     3.16. Insurance. All current primary, excess and umbrella policies of insurance owned or held by or on behalf of or providing insurance coverage to the Company or any of its Subsidiaries are in full force and effect. With respect to all such insurance policies providing insurance coverage to the Company or any of its Subsidiaries, no premiums are in arrears, no notice or cancellation or termination has been received with respect to any such policy, other than notices of cancellation or termination routinely sent at the end of a policy term. The Company believes that the insurance coverage of the Company and its Subsidiaries is consistent with the coverage generally maintained by corporations of similar size and engaged in similar lines of business.

     3.17. Employee Relations. Each of the Company and its Subsidiaries has an adequate work force in place and is not, as of the Sale Closing, party to any collective bargaining agreement nor has any labor union been recognized as the representative of its employees. The Company knows of no pending or threatened strikes, work stoppage or similar collective labor actions involving its employees or those of its Subsidiaries, which could reasonably be expected to have a Material Adverse Effect.

     3.18. Material Disclosure. To the best knowledge of the Company, there is no fact, transaction or development which the Company has not disclosed to the Purchasers in writing (including pursuant to the SEC Documents filed prior to the date hereof) which would reasonably be expected, individually or in the aggregate, to have a Material Adverse Effect.

     3.19. No Broker. No broker, finder, agent or similar intermediary has acted for or on behalf of the Company in connection with this Agreement or the transactions contemplated hereby, and no broker, finder, agent or similar intermediary is entitled to any broker's, finder's, or similar fee or other commission in connection therewith based on any contract or other agreement with the Company or any action taken by the Company.

     3.20. Intellectual Property Matters. Each of the Company and its Subsidiaries owns or possesses rights to use all franchises, licenses, copyrights, copyright applications, patents, patent rights or licenses, patent applications, trademarks, trademark rights, service marks, service mark rights, trade names, trade name rights and rights with respect to the foregoing which are required to conduct its business, except where the failure to so own or possess such rights could not reasonably be expected to have a Material Adverse Effect. No event has occurred which permits, or after notice or lapse of time or both would permit, the revocation or termination of any such rights, and, to the best of its knowledge, neither the Company nor any Subsidiary thereof is liable to any Person for infringement under Applicable Law with respect to any such rights as a result of its business operations, the result of which could reasonably be expected to have a Material Adverse Effect.

     3.21. Minute Books. The minute books of the Company contain a complete summary of all meetings of directors and stockholders since the time of incorporation and reflect accurately in all material respects all transactions referred to in such minutes.

     3.22. Liens. None of the properties and assets of the Company or any Subsidiary is subject to any Lien, except Liens permitted pursuant to Section
10.3 of the Senior Credit Agreement.

     3.23. Government Regulation. Neither the Company nor any Subsidiary thereof is an "investment company" or a company "controlled" by an "investment company" (as each such term is defined or used in the Investment Company Act of 1940, as amended).

     3.24. Financial Statements.

          (i) The Financial Statements, copies of which have been furnished to the Purchasers, are complete and correct and fairly present the financial condition of the Company and its Subsidiaries as of the respective dates thereof and the results of operations of the Company and its Subsidiaries for the fiscal periods covered thereby, in each case in accordance with GAAP, subject in the case of unaudited statements to normal year-end adjustments. As of December 31, 1998, the Company and its Subsidiaries had no Debt, obligation or other unusual forward or long-term commitment which was not fairly reflected on the December 31, 1998 balance sheets of the Company and its Subsidiaries referred to in the Financial Statements or in the notes thereto.

          (ii) Since September 30, 1999, there has been (A) no material adverse change in the business, operations, prospects or condition (financial or otherwise) of the Company and its Subsidiaries taken as a whole, and (B) no event has occurred or condition arisen that could be reasonably expected to have a Material Adverse Effect.

                                   ARTICLE IV

                         REPRESENTATIONS AND WARRANTIES
                                OF THE PURCHASERS

     Each Purchaser hereby, severally but not jointly, represents and warrants, on behalf of itself and each Person for whom it is a nominee, to the Company as follows:

     4.1. Organization; Authorization. Such Purchaser is duly organized, validly existing and in good standing under the laws of its jurisdiction of organization and has full power and authority to execute and deliver this Agreement and the Registration Rights Agreement, to purchase the Preferred Stock and to consummate the transactions contemplated hereby and thereby in accordance with the terms hereof and thereof. The execution and delivery of this Agreement and the Registration Rights Agreement, the purchase by such Purchaser of the Preferred Stock and the consummation of the transactions contemplated hereby and thereby have been duly authorized by such Purchaser, and no other proceedings on the part of such Purchaser are necessary to approve and authorize the execution and delivery of this Agreement and the Registration Rights Agreement, the purchase by such Purchaser of the Preferred Stock and the consummation of the transactions by such Purchaser contemplated hereby and thereby in accordance with the terms hereof and thereof. This Agreement and the Registration Rights Agreement have been duly executed and delivered by such Purchaser and constitute valid and binding agreements of such Purchaser, enforceable against such Purchaser in accordance with their terms, except to the extent limited by (i) bankruptcy, insolvency, reorganization, moratorium or similar laws now or hereafter in effect relating to creditors' rights generally and (ii) general principles of equity.

     4.2. No Violation; Consents. (a) Assuming the making or receipt of all filings, notices, registrations, consents, approvals, permits and authorizations described in the following paragraph, neither the execution and delivery by such Purchaser of this Agreement and the Registration Rights Agreement, nor the purchase by such Purchaser of the Preferred Stock nor the consummation by such Purchaser of the transactions contemplated hereby or thereby will (i) conflict with, violate or result in a breach of the governing documents of such Purchaser, (ii) result in a violation or breach of, or constitute (with or without due notice or lapse of time or both) a default or give rise to any right of termination, cancellation or acceleration under, or result in the creation of any Lien on or against any of the properties of such Purchaser pursuant to, any of the terms or conditions of any note, bond, mortgage, indenture, license, agreement or other instrument or obligation to which such Purchaser is a party or by which it or any of its properties or assets may be bound, or (iii) violate any statute, law, rule, regulation, writ, injunction, judgment, order or decree of any Governmental Authority, binding on such Purchaser or any of its properties or assets, excluding from the foregoing clause (ii) violations, breaches and defaults that individually or in the aggregate, would not prevent or materially delay consummation of or justify recission of the transactions contemplated hereby.

     (b) Except for the filing of a Registration Statement for the resale of the Common Stock contemplated by the Registration Rights Agreement, no filing, consent, approval, permit, authorization, notice, registration or other action of or with any Governmental Authority is required to be made or obtained by or with respect to such Purchaser in connection with the execution and delivery of this Agreement and the Registration Rights Agreement, the purchase of the Preferred Stock or the consummation by such Purchaser of the transactions contemplated hereby and thereby.

     4.3. Funds. Such Purchaser has the funds necessary to consummate the purchase of the Preferred Stock to be purchased by it hereunder.

     4.4. Status. Such Purchaser has sufficient knowledge and experience in business and financial matters so as to be capable of evaluating the merits and risks of an investment in the Preferred Stock, and is capable of bearing the economic risks of such investment, including a complete loss of such investment.

     4.5. Investment Representation. Each Person for whom the Purchaser is a nominee is a "qualified institutional buyer," as such term is defined in Rule 144A promulgated under the Securities Act. Such Purchaser is purchasing the Preferred Stock for its own account. Such Purchaser has no present intention to sell any Preferred Stock or the Common Stock received upon conversion of or as dividends on the Preferred Stock in accordance with the terms of the Certificate of Designation, and such Purchaser has no present arrangement (whether or not legally binding) at any time to sell Preferred Stock or such Common Stock to or through any Person or entity; provided, however, that by making the representations herein, no Purchaser agrees to hold the Preferred Stock or the Common Stock received upon conversion of or as dividends on the Preferred Stock in accordance with the terms of the Certificate of Designation for any minimum or other specific term and each Purchaser reserves the right to dispose of all Preferred Stock or Common Stock at any time in accordance with federal and state securities laws applicable to any such disposition. Such Purchaser acknowledges that each certificate representing the Preferred Stock shall contain a legend relating to restrictions on resale arising under the Securities Act and Blue Sky Laws as provided in Section 6.1 hereof until such time as such shares are registered under the Securities Act or, in the opinion of counsel reasonably satisfactory to the Company, such legend may be removed.

     4.6. No Broker. No broker, finder, agent or similar intermediary has acted for or on behalf of the Purchasers in connection with this Agreement or the transactions contemplated hereby, and no broker, finder, agent or similar intermediary is entitled to any broker's, finder's, or similar fee or other commission in connection therewith based on any contract or other agreement with the Purchasers or any action taken by the Purchasers.

     4.7 Litigation. There are no actions, suits or proceedings pending nor, to the knowledge of such Purchaser, threatened against or in any other way relating adversely to or affecting such Purchaser that seek to have, or are reasonably likely to have the effect of making illegal, materially delaying or otherwise directly or indirectly prohibiting or materially restraining or making materially more costly the Sale Transaction.

                                    ARTICLE V

                            COVENANTS OF THE COMPANY

     5.1. Securities Compliance.

     (a) The Company shall take all necessary action and proceedings as may be required and permitted by applicable law, rule and regulation for the legal and valid issuance of the Preferred Stock to the Purchasers.

     (b) The Company will cause the Common Stock to continue to be registered under Section 12(b) of the Securities Exchange Act (or successor provision of such act or successor act), will comply in all respects with its reporting and filing obligations pursuant to the Securities Exchange Act, and will not take any action to terminate or suspend its reporting and filing obligations under the Securities Exchange Act. The Company will take all action necessary to continue the listing or trading of the Common Stock (including, upon issuance, all of the Common Stock issued upon conversion of or as dividends on the Preferred Stock) on the NYSE or on the NASDAQ National Market System; and will comply in all material respects with the Company's reporting, filing and other obligations under the bylaws or rules of the NYSE or the NASDAQ National Market System.


                                   ARTICLE VI

                      ADDITIONAL AGREEMENTS OF THE PARTIES

     6.1. Restrictive Legend. Each certificate representing the Preferred Stock shall contain a legend relating to restrictions on resale arising under the Securities Act and Blue Sky Laws substantially in the following form:

           THE SECURITIES REPRESENTED BY THIS CERTIFICATE HAVE NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933 OR APPLICABLE STATE SECURITIES OR "BLUE SKY" LAWS AND MAY NOT BE TRANSFERRED OR OTHERWISE DISPOSED OF UNLESS SUCH SECURITIES HAVE BEEN REGISTERED UNDER THAT ACT OR THE COMPANY SHALL HAVE RECEIVED AN OPINION OF COUNSEL REASONABLY ACCEPTABLE TO THE COMPANY TO THE EFFECT THAT AN EXEMPTION FROM REGISTRATION IS AVAILABLE.

                                 ARTICLE VII

                         CONDITIONS TO THE SALE CLOSING

     7.1. Conditions to Obligations of the Purchasers. The obligation of the Purchasers to purchase the Preferred Stock hereunder pursuant to the Sale Transaction is subject to the satisfaction or waiver at, or prior to, the Sale Closing of the following conditions:

     (a) Representations and Warranties; Agreements and Covenants. (i) The representations and warranties of the Company contained in this Agreement and in any certificate or agreement of the Company delivered pursuant hereto shall be true and correct in all material respects, and if qualified by materiality, shall be true and correct, as of the date hereof, (ii) the Company shall have performed or complied with in all material respects all agreements and covenants contained in this Agreement and in any certificate or agreement of the Company delivered pursuant hereto to be performed or complied with by the Company at or before the Sale Closing, and (iii) the Purchasers shall have received a certificate of the Company, signed by the President or a Vice President thereof, on behalf of the Company, as to the fulfillment of the conditions set forth in the foregoing clauses (i) and (ii).

     (b) Principal Market. Trading in the Common Stock shall not have been suspended by the SEC or the NYSE, (except for any suspension of trading of limited duration agreed to between the Company and the NYSE, solely to permit dissemination of material information regarding the Company), and trading in securities generally as reported by NYSE shall not have been suspended or limited or minimum prices shall not have been established on securities whose trades are reported by the NYSE.

     (c) Litigation. There shall have been no order or preliminary or permanent injunction entered in any action or proceeding before any Governmental Authority, nor other action taken by any Governmental Authority, nor any statute, rule, regulation, legislation, interpretation, judgment or order enacted, entered, enforced, promulgated, amended, issued or deemed applicable to the Purchasers, the Company or any of its Subsidiaries, by any Governmental Authority that shall have remained in effect and that in the good faith judgment of a majority of the Purchasers shall have had, or threaten to have or would be reasonably likely to have the effect of (i) making illegal, materially delaying or otherwise directly or indirectly prohibiting or materially restraining or making materially more costly the Sale Transaction, (ii) prohibiting or materially limiting the ownership or operation by the Company or any of its Subsidiaries of all or any material portion of its respective businesses or assets, or compelling the Company or any of its Subsidiaries to dispose of or hold separate all or any material portion of its respective businesses or assets, (iii) imposing or confirming material limitations on the ability of the Purchasers to effectively exercise full rights of ownership of the Preferred Stock to be acquired pursuant to this Agreement, including, without limitation, the right to vote any Common Stock subsequently acquired upon conversion of or as dividends on the Preferred Stock on all matters properly presented to stockholders; (iv) requiring divestiture by the Purchasers of any of the Preferred Stock; or (v) causing a Material Adverse Effect.

     (d) No Action or Proceeding. No action, suit, claim or proceeding by or before any Governmental Authority shall have been commenced and be pending that seeks to have, or is reasonably likely to have, any of the effects described in clauses (i) through (v) of Section 7.1(c) above.

     (e) Bankruptcy; Insolvency; etc. The Company or any of its Subsidiaries shall not be the subject of a case under the Bankruptcy Code, and no proceeding shall have been instituted (and not dismissed) or consented to by or against the Company or any of its Subsidiaries seeking to adjudicate it as bankrupt or insolvent, or seeking liquidation, winding-up, reorganization, arrangement, adjustment, protection, relief or composition of its debts under any law relating to bankruptcy, insolvency or reorganization or relief of debtors, or seeking the entry of an order for relief or the appointment of a receiver, trustee, custodian or other similar official for any of the Company or of its Subsidiaries or any substantial part of any of their property and neither the Company nor any of its Subsidiaries shall have taken any corporate action to authorize any such proceeding.

     (f) Material Adverse Change. No change, condition or event shall have occurred that has had, or would be reasonably likely to have, a Material Adverse Effect.

     (g) Opinion of Counsel, etc. The Purchasers shall have received a written opinion in form and substance (including qualifications) satisfactory to the Purchasers, dated the date hereof, from Proskauer Rose LLP, substantially in the form of Exhibit C hereto, and such other certificates, opinions of other counsel, and documents, as the Purchasers or their counsel shall reasonably require.

     (h) Registration Rights Agreement. The Registration Rights Agreement shall have been duly executed and delivered by the Company and the other parties thereto, if any, other than the Purchasers.

     7.2. Conditions to Obligations of the Company. The obligation of the Company to issue and sell the Preferred Stock hereunder pursuant to the Sale Transaction is subject to the satisfaction or waiver at, or prior to, the Sale Closing of the following conditions:

     (a) Representations and Warranties, Agreements And Covenants. (i) The representations and warranties of the Purchasers contained in this Agreement and in any certificate or agreement of the Purchasers delivered pursuant hereto shall be true and correct in all material respects as of the date hereof and
(ii) the Purchasers shall have performed or complied with in all material respects all agreements and covenants contained in this Agreement and in any certificate or agreement of the Purchasers delivered pursuant hereto to be performed or complied with by the Purchasers, at or before the Sale Closing, and
(iii) the Company shall have received a certificate of each Purchaser, signed by an officer thereof, on behalf of such Purchaser, as to the fulfillment of the conditions set forth in the foregoing clauses (i) and (ii).

     (b) Litigation. There shall have been no order or preliminary or permanent injunction entered in any action or proceeding before any Governmental Authority, nor other action taken by any Governmental Authority nor any statute, rule, regulation, legislation, interpretation, judgment or order enacted, entered, enforced, promulgated, amended, issued or deemed applicable to the Company or any of its Subsidiaries by any Governmental Authority that shall have remained in effect and that shall have had the effect of making illegal, materially delaying or otherwise directly or indirectly prohibiting or materially restraining or making materially more costly the Sale Transaction.

     (c) No Action or Proceeding. No action, suit, claim or proceeding by or before any Governmental Authority shall have been commenced and be pending that seeks to have, or is reasonably likely to have the effect of making illegal, materially delaying or otherwise directly or indirectly prohibiting or materially restraining or making materially more costly the Sale Transaction.

     (d) Registration Rights Agreement. The Registration Rights Agreement shall have been duly executed and delivered by each Purchaser.


                                  ARTICLE VIII

                                  MISCELLANEOUS

     8.1. Survival of Representations, Warranties and Agreements. The representations, warranties, covenants and agreements contained in this Agreement shall survive the execution of this Agreement until the date that the Purchasers have sold or otherwise disposed of all shares of Preferred Stock and Common Stock issuable on conversion of the Preferred Stock.

     8.2. Notices. All notices and other communications provided for or permitted hereunder shall be made in writing by hand delivery, telecopier, any courier guaranteeing overnight delivery or first class registered or certified mail, return receipt requested, postage prepaid, addressed to the applicable party at the address set forth below or such other address as may hereafter be designated in writing by such party to the other parties in accordance with the provisions of this Section:

     (i)      If to the Company, to:

              Insignia Financial Group, Inc.
              200 Park Avenue
              New York, NY  10166
              Attn: Adam B. Gilbert, Esq.
              Telecopy:  212-984-6644
              Telephone:  212-984-6649

              With a copy to:

              Proskauer Rose LLP
              1585 Broadway
              New York, New York  10036
              Attn: Arnold S. Jacobs, Esq.
              Telecopy:  212-969-2900
              Telephone:  212-969-3000

     (ii) If to the Purchasers, to the addresses specified on the signature pages hereto.

              With a copy to:

              Schulte Roth & Zabel LLP
              900 Third Avenue
              New York, NY  10022
              Attn:  Stuart D. Freedman, Esq.
              Telecopy: 212-593-5955
              Telephone: 212-756-2000

     All such notices and communications shall be deemed to have been duly given: at the time delivered by hand, if personally delivered; when receipt is acknowledged, if telecopied; on the next business day, if timely delivered to a courier guaranteeing overnight delivery; and five days after being deposited in the mail, if sent first class or certified mail, return receipt requested, postage prepaid.

     8.3. Complete Agreement. This Agreement, the Registration Rights Agreement and the Certificate of Designation contain the entire understanding of the parties with respect to the transactions contemplated hereby and supersede all prior agreements, arrangements or understandings with respect thereto. There are no restrictions, agreements, promises, representations, warranties, covenants or undertakings by or on behalf of any party hereto with respect to the transactions contemplated hereby or thereby, other than those expressly set forth herein or therein.

     8.4. Binding Notice of Agreement; No Third Party Beneficiary. This Agreement shall be binding upon and inure to the benefits of the parties hereto, their successors and permitted assigns. Nothing herein express or implied is intended to or shall be construed to confer upon or give to any Person, corporation, group or other entity (of any nature) other than the parties hereto, their successors or permitted assigns any rights or remedies under or by reason of this Agreement.

     8.5. Modifications, Amendments and Waivers. Any term or provision of this Agreement may be waived by the party which is entitled to the benefits thereof. No waiver shall be deemed to have been made by any party hereto of any of its rights hereunder or any provision or term hereof unless the same shall be in writing and is signed on its behalf by its authorized officer or representative. Any such waiver or extension shall constitute a waiver or extension only with respect to the specific matter described in such writing and shall in no way impair the rights of the party granting such waiver in any other respect or any other time. No delay on the part of any party in exercising any right, power or privilege hereunder shall operate as a waiver thereof. The rights and remedies herein provided are cumulative and are not exclusive of any rights or remedies that any party may otherwise have in law or equity. The rights and remedies of any party based upon, arising out of or otherwise in respect of any inaccuracies in or breach of any representation, warranty, covenant or agreement contained in this Agreement shall in no way be limited by the fact that the act, omission, occurrence or other state of fact upon which any claim of any such inaccuracy or breach is based may also be the subject matter of any other representation, warranty, covenant or agreement contained in this Agreement as to which there is no inaccuracy or breach. The representations and warranties of the Company contained in this Agreement shall not be affected or deemed waived by reason of any investigation made by or on behalf of the Purchasers or its representatives or by reason of the fact that the Purchasers or such representatives knew or should have known that any such representation or warranty is or might be inaccurate.

     8.6. Counterparts. This Agreement may be executed in one or more counterparts, all of which shall be considered one and the same agreement and each of which shall be deemed an original.

     8.7. Expenses. The fees and expenses of counsel for the Purchasers, not to exceed $50,000, shall be paid by the Company. The foregoing payment shall be in addition to, and not in lieu of, the fees and expenses payable by the Company to the holders of Preferred Stock pursuant to the terms of the Registration Rights Agreement.

     8.8. Indemnification..(a) The Company agrees to indemnify and hold harmless each Purchaser, its directors and officers and each Person, if any, who controls each Purchaser within the meaning of either Section 15 of the Securities Act or
Section 20 of the Securities Exchange Act from and against any and all losses, claims, suits, damages, causes of action, liabilities, costs and expenses (including, without limitation, any legal or other expenses reasonably incurred in connection with defending or investigating any such action or claim) to which such Purchaser or other Person may become subject to under the Securities Act or under the Securities Exchange Act or otherwise, arising from or relating to the Company's breach of any representation, warranty, covenant or agreement contained in this Agreement.

     (b) Each Purchaser agrees, severally and not jointly, to indemnify and hold harmless the Company, its directors and officers and each Person, if any, who controls the Company within the meaning of either Section 15 of the Securities Act or Section 20 of the Securities Exchange Act, from and against any and all losses, claims, suits, damages, causes of action, liabilities, costs and expenses (including, without limitation, any legal or other expenses reasonably incurred in connection with defending or investigating any such action or claim) to which the Company or such Person may become subject to under the Securities Act or under the Securities Exchange Act or otherwise, arising from or relating to the Purchasers' breach of any representation, warranty, covenant or agreement contained in this Agreement.

     (c) In case any proceeding (including any governmental investigation) shall be instituted involving any Person in respect of which indemnity may be sought pursuant to paragraph (a) or (b) of this Section 8.8, such Person (the "indemnified party") shall promptly notify the Person against whom such indemnity may be sought (the "indemnifying party") in writing and the indemnifying party shall retain counsel reasonably satisfactory to the indemnified party to represent the indemnified party and any others the indemnifying party may designate in such proceeding and shall pay the fees and disbursements of such counsel related to such indemnified party unless (i) the indemnifying party and the indemnified party shall have mutually agreed to the retention of other counsel or (ii) the named parties to any such proceeding (including any impleaded parties) include both the indemnifying party and the indemnified party and representation of both parties by the same counsel would be inappropriate due to actual or potential differing interests between them; provided, however, that it is understood that the indemnifying party shall not, in respect of the legal expenses of any indemnified party in connection with any proceeding or related proceedings in the same jurisdiction, be liable for the fees and expenses of more than one separate firm (in addition to any local counsel) for each indemnified party, its directors, officers and all Persons, if any, who control each indemnified party within the meaning of either Section 15 of the Securities Act or Section 20 of the Securities Exchange Act, and that all such fees and expenses shall be reimbursed as they are incurred. In the case of any such separate firm, such firm shall be designated in writing by a majority of all the indemnified parties. All such fees and expenses shall be reimbursed as they are incurred; provided, however, that if it is subsequently determined that such indemnified party was not entitled to such indemnification, then the indemnified party shall promptly reimburse the indemnifying party for all such fees and expenses previously paid by the indemnifying party. The indemnifying party shall not be liable for any settlement of any proceeding effected without its written consent, but if settled with such consent or if there be a final judgment for the plaintiff, the indemnifying party agrees to indemnify the indemnified party from and against any loss or liability by reason of such settlement or judgment. Notwithstanding the foregoing sentence, if at any time an indemnified party shall have requested an indemnifying party to reimburse the indemnified party for fees and expenses of counsel as contemplated by this paragraph, the indemnifying party agrees that it shall be liable for any settlement of any proceeding effected without its written consent if (i) such settlement is entered into more than 30 days after receipt by such indemnifying party of the aforesaid request and (ii) such indemnifying party shall not have reimbursed the indemnified party in accordance with such request prior to the date of such settlement. No indemnifying party shall, without the prior written consent of the indemnified party, effect any settlement of any pending or threatened proceeding in respect of which any indemnified party is or could have been a party and indemnity could have been sought hereunder by such indemnified party, unless such settlement includes an unconditional release of such indemnified party from all liability on claims that are the subject matter of such proceeding.

     (d) The indemnity provisions contained in this Section 8.8 shall remain operative and in full force and effect regardless of (i) any termination of this Agreement, (ii) any investigation made by or on behalf of the Purchasers, their officers or directors or any Person controlling the Purchasers; or the Company, its officer or directors or any Person controlling the Company and (iii) acceptance of any payment for any of the Preferred Stock.

     8.9. Nominee; Benefits. All references to Purchasers in this Agreement shall include the Person or Persons for whom the Purchasers are a nominee, and the benefits of and rights and obligations under the Agreement shall accrue to such Person or Persons which have a beneficial interest in the Preferred Stock being acquired hereunder and for whom the Purchasers are a nominee. The Purchaser makes the representations in Article IV for all such Persons for whom the Purchaser is a nominee.

     8.10. Governing Law. This Agreement shall be governed by and construed in accordance with the laws of the State of New York, without regard to applicable principles of conflicts of law thereof.

     8.11. Headings. The descriptive headings of the several Articles and Sections of this Agreement are inserted for convenience only and do not constitute a part of this Agreement.

     8.12. Severability. Whenever possible, each provision of this Agreement will be interpreted in such a manner as to be effective and valid under applicable law, but if any provision of this Agreement is held to be prohibited by or invalid under applicable law, such provision will be ineffective only to the extent of such prohibition or invalidity, without invalidating the remainder of this Agreement, except to the extent that such prohibition or invalidity would constitute a material change in the terms of this Agreement taken as a whole.

     8.13. Assignment. The Purchasers may assign their rights hereunder to any of their Affiliates, provided that such assignment shall not release the Purchasers from their obligations hereunder.

     IN WITNESS WHEREOF, the parties hereto have caused this Stock Subscription Agreement to be executed as of the day and year first above written.

                                    COMPANY:

                                    INSIGNIA FINANCIAL GROUP, INC.


                                    By: /s/ Adam B. Gilbert
                                       --------------------------------
                                       Name:  Adam B. Gilbert
                                       Title: EVP

                          STOCK SUBSCRIPTION AGREEMENT



PURCHASERS:

MADELEINE L.L.C.



By: /s/ Ronald J. Kravit
   --------------------------
     Name:  Ronald J. Kravit
     Title: Managing Director


Address for notices:

450 Park Avenue
New York, NY  10022
Attn: Ronald J. Kravit
Telecopy:  212-891-2104
Telephone: 212-891-2100


Subscription Amount:  $25,000,000.00






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